DESIGNER BRANDS INC.

NEAR TERM
STABILIZING THE BUSINESS

DBI CONSOLIDATED RESULTS



1Q20
2Q20
3Q20
4Q20
-42%
-3,520 BPS
-43%
-2,290 BPS
-30%
-390 BPS
-20%
-260 BPS
COMPS %
GROSS PROFIT RATE DELEVERAGE

WE HAVE STABILIZED OUR BUSINESS BY EXECUTING ON OUR NEAR-TERM STRATEGY TO PIVOT OUR ASSORTMENT TO MIRROR CONSUMER DEMAND WITH INCREASED PENETRATION IN ATHLETIC AND KIDS, WHICH HAS YIELDED SEQUENTIALLY IMPROVED RESULTS.

2021
PREPARING FOR RECOVERY



GIVEN OUR HISTORICAL UNDER PENETRATION IN ATHLETIC, WE BEGAN INCREASING OUR ASSORTMENT OF ATHLETIC FOOTWEAR PRE-COVID. WE ARE PREPARED TO QUICKLY INCREASE PENETRATION IN DRESS AND SEASONAL AS THE MARKET RECOVERS.

NEAR TERM STRATEGY EVOLUTION



15%
6%
16%
42%
22%
8%
8%
39%
4Q19 US SALES PENETRATION
4Q20 US SALES PENETRATION
ATHLETIC
KIDS
DRESS
SEASONAL

ASSORTMENT FURTHER STABILIZED IN Q4
4Q20 YOY



+19%
+4%
-61%
-24%
US COMP SALES
+86%
+51%
-41%
+4%
US DIGITAL DEMAND SALES GROWTH(1)
ATHLETIC
KIDS
DRESS
SEASONAL

FOURTH QUARTER HIGHLIGHTS



BOOT SALES WERE BETTER THAN ANTICIPATED

COLDER WEATHER LED TO INCREASED DEMAND IN SEASONAL PRODUCT. DSW HAD THE RIGHT BRANDS AND STYLES TO CAPITALIZE ON DEMAND WITHOUT TAKING THE MARKDOWNS THAT WERE PREVIOUSLY ANTICIPATED IN 3Q20.



KIDS FOOTWEAR SALES OUTPERFORMED MARKET

KIDS FOOTWEAR COMPARABLE SALES WERE UP 4% AT DSW VS. 4Q19, AS FAMILIES CONTINUOUSLY REPLENISH CHILDREN'S FOOTWEAR AS THEY GROW, REGARDLESS OF MARKET CONDITIONS.


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"MEET THE CUSTOMER WHERE THEY ARE"

AS OUR CUSTOMER BASE INCREASINGLY SHOPS ONLINE, WE ARE EVOLVING HOW WE THINK ABOUT OUR IN-STORE AND ONLINE EXPERIENCES, WORKING TO ELIMINATE PAIN POINTS, AND INCREASING OUR SPEED ACROSS PLATFORMS.



LEANING FURTHER INTO TOP 50 BRANDS AT DSW

IN 4Q20, OUR TOP 50 BRANDS ACCOUNTED FOR 71% OF OUR SALES AND POSTED A COMP SALES DECLINE OF 8%, SIGNIFICANTLY OUTPERFORMING THE TOTAL CHAIN, WHICH POSTED A COMP SALES DECLINE OF 20%.

DESIGNER BRANDS' POSITIONING FOR POST-PANDEMIC SUCCESS

INCREASING MARKET SHARE IN KEY CATEGORIES

- STRATEGIC PIVOTS TO ATHLETIC AND KIDS
- INCREASED PENETRATION IN TOP 50 BRANDS

HISTORICAL SUCCESS IN DRESS AND SEASONAL

- WELL-POSITIONED WITH CAMUTO ACQUISITION TO MEET DEMAND FOR DRESS PRODUCT AS MARKET RECOVERS

WELL-POSITIONED TO SERVE ALL CUSTOMER NEEDS




#1 OMNICHANNEL FOOTWEAR RETAILER FOR 3 CONSECUTIVE YEARS(3)

(1) DIGITAL DEMAND REFERS TO CUSTOMER ORDERS GENERATED ONLINE, WITHOUT REGARD TO WHERE OR WHEN THE ORDER IS FULFILLED, AND EXCLUDES RETURNS. (2) TOTALRETAIL'S TOP 100 OMNICHANNEL RETAILERS REPORT FOR 2017, 2018 AND 2019 RANKING PUBLICLY-TRADED RETAILERS.